THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, PURSUANT TO RULE 144 UNDER THE ACT, IF AVAILABLE, OR PURSUANT TO AN OPINION FROM COUNSEL TO THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL TO MAKER, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT.

CONVERTIBLE DEBENTURE

$90,000

as of July 3, 2007

FOR VALUE RECEIVED, the undersigned, **Columbus Geographic Systems Ltd** ("**Maker**" or "**Company**"), promises to pay to the order of Bi-Country Ltd, or its successors or assigns ("**Holder**"), on the later of (i) 2 (two) months from the date of this note, that being September 3rd, 2007 or (ii) such date as the Maker receives a Notice of Conversion from the Holder, in accordance with the terms and conditions of this Note ("**Date of Maturity**") to convert the amount due to shares of Common Stock of the Maker, or at such other place as the Holder may designate from time to time, in writing, in lawful money of the United States of America, the principal sum of ninety thousand Dollars ($90,000), together with interest on the unpaid principal balance of this Note from the date hereof until paid at ten percent (10%) per annum. Interest shall be computed on the basis of a 360-day year and shall be payable in cash upon payment of principal or earlier at the Maker's option.

1. The principal balance of this Note may be prepaid at any time, and from time to time, at par plus accrued and unpaid interest, at the option of Maker, without premium or penalty.

2. The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

3. If this Note is not paid as hereinbefore provided or should it become necessary in the opinion of the Holder to employ counsel to collect or enforce this Note, maker shall pay to Holder, to the extent permitted by applicable law, all costs, charges, disbursements and

attorney's fees incurred by Holder in collecting or enforcing payment thereof, or in protecting the same, whether incurred in or out of court, including appeals and bankruptcy proceedings.

CONVERSION PROVISIONS

4. **Exercise of Conversion.** Upon presentation and surrender of this Convertible Debenture, with the attached Conversion Form duly executed, at the principal office of the Company, or any successor principal office of the Company, addressed to the CEO of the Company, the Company shall deliver to the Holder, as promptly as practicable, certificates representing the Conversion Shares being purchased.

5. **Conversion Price and Shares.** (a) Upon notification of Conversion by Holder, the Holder, shall receive shares of common stock of the Company at the price per share of $1,760 (one thousand seven hundred and sixty Dollars) and the total amount of 51.14 (fifty one point fourteen) shares for the entire Principal Amount. The amount of shares so determined shall be the "**Conversion Shares**".

(b) The Company covenants and agrees that all Conversion Shares delivered upon exercise of this Convertible Debenture will, upon delivery, be duly authorized, validly issued, fully paid and non-assessable, and free from all stamp taxes, liens and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its common stock sufficient to cover the conversion of the Debenture. Subject to section 11 hereinbelow, said Conversion Shares shall bear a restrictive legend restricting the transfer or sale of the Conversion shares, subject to Rule 144.

6. **Loss or Destruction.** Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Debenture and, in the case of any such loss, theft or destruction, upon delivery of an indemnification agreement satisfactory in the form and amount to the Company, or in the case of mutilation, upon surrender and cancellation of this Convertible Debenture, the Company, at the Convertible Debenture's expense, will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

7. **Rights and Obligations of Convertible Debenture Holder.** The Holder of this Convertible Debenture shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that upon exercise of the conversion of the Debenture, the Holder shall, for all purposes, be deemed to have become a holder of record of such stock on the date on which this Convertible Debenture, together with a duly executed Notice of Conversion, was surrendered, irrespective of the date of delivery of such share certificate, except that if at the date of surrender of such Convertible Debenture the transfer books for shares of common stock of the Company shall be closed, the Holder of this Convertible Debenture shall not be deemed to have become the holder of record of such stock until the date on which such books have been opened, Unless required by law or applicable rule

of any national securities exchange such transfer shall not be closed at any one time for a period longer than twenty (20) days. The rights of the Holder of this Convertible Debenture are limited to those expressed herein and the Holder of this Convertible Debenture, by its acceptance hereof, consents to and agrees to be bound by and comply with all the provisions of this Convertible Debenture, including, without limitation, all of the obligations imposed upon the holder in the Convertible Debenture of this Convertible Debenture. In addition, the Holder of this Convertible Debenture, by accepting same, agrees that the Company may, prior to any presentation for registration or transfer, deem and treat the person whose name this Convertible Debenture is registered as the absolute, true and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

8. Conversion Limitation. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Holder and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversions of Subscriber may exceed 4.99%.

9.Disposition of Convertible Debenture or Conversion Shares. The Holder of this Convertible Debenture and any transferee hereof or of the Conversion Shares, by their acceptance thereof, hereby agrees that no public distribution of the Convertible Debenture or the Conversion Shares will be made in violation of the provisions of the Securities Acts of 1933, as amended, or the Rules and Regulations promulgated thereunder (such act and Rules and Regulations being hereinafter referred to as the "**Act**"). It shall be a condition to the transfer of this Convertible Debenture that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Convertible Debenture.

10. Adjustments.

(a) Subject and pursuant to the provisions of this Convertible Debenture, conversion, shall be subject to adjustment from time to time as follows:

(i) If the Company shall hereafter (A) pay a dividend or make a distribution on its common stock, in common stock, or any other shares of stock in the Company or in any other Company, (B) subdivide its outstanding common stock into a greater number of shares, (C) combine its outstanding common stock into a smaller number of shares, or (D) issue any common stock by reclassification of its common stock, then and in such event, there shall be a proportional adjustment in the amount of Conversion Shares and in the number of Conversion Shares issuable upon exercise of each Convertible Debenture so that the registered holder of any Convertible Debenture thereafter exercised shall be entitled to receive the number of shares of

common stock, at the same aggregate cost, that he would have received immediately following such action had such Convertible Debenture been exercised immediately prior thereto. Any adjustment made pursuant to this subdivision (i) of this Section of this Convertible Debenture shall become effective immediately after the record date in the event of a dividend or distribution and shall become effective immediately after the effective date in the event of a subdivision, combination or reclassification.

(ii) No adjustment in the securities issuable hereunder shall be made unless such adjustment would require an increase or decrease of at least 10% in both the number of shares otherwise issuable. All calculations under this Section "10" of this Convertible Debenture shall be made to the nearest whole share, with a half share being rounded up to a whole share, and in no event shall the Company be obligation to issue fractional shares upon the exercise of any Convertible Debenture.

(iii) In the event that as a result of an adjustment made pursuant to subsection (i) of Paragraph "(a)" of this Section of this Convertible Debenture, the registered holder of any Convertible Debenture shall be entitled to receive any securities of the Company other than Conversion Shares, the number of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subsections (i) through (iii) of this paragraph "(a)" of this Section of this Convertible Debenture.

(b) In the event of (i) any reclassification or change of outstanding Conversion Shares or other securities issuable upon exercise of the Convertible Debenture (other than a change in par value or as a result of a subdivision or combination), or (ii) any consolidation or merger of the Company with or into another corporation or company (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the then outstanding Conversion Shares or other securities issuable upon conversion of the Convertible Debenture other than a change in par value or subdivision or combination of the Conversion Shares), or (iii) any sale or conveyance to another corporation of all or substantially all of the Company's assets, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provisions whereby the registered holder of each Convertible Debenture then outstanding shall receive, on exercise of such Convertible Debenture, the kind and amount of securities and property receivable upon such number reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section of this Convertible Debenture.

(c) Before taking any action that would cause an adjustment increasing the then par value of the Conversion Shares issuable upon exercise of the Convertible Debenture above the Conversion Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue fully paid and non-assessable shares of common stock at such adjusted Conversion Price.

(d) (i) If at any time the Company shall take any action which would require an adjustment of the Conversion Price, including, but not limited to, (A) the Company shall declare any dividend upon its common stock, payable otherwise than in cash or in common stock of the Company; (B) the Company shall offer for subscription to the holders of its common stock any additional shares of stock of any class or any other securities convertible into shares of stock or

any rights to subscribe thereto; (C) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the continuing corporation, and which does not result in any reclassification or change of the then outstanding common stock or other capital stock issuable upon exercise of the Convertible Debenture, other than a change in par value or subdivision or combination of such shares); or (D) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in any one or more of said events, the Company shall cause to be mailed to each of the holders of outstanding Convertible Debenture, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution of, grant of subscription rights, or such winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Convertible Debenture. Such notice shall also specify the date as of which the record holders of the common stock shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Convertible Debenture shall terminate).

(ii) Without limiting the obligation of the Company to provide notice to the holders of Convertible Debenture of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

(e) Although the number of shares of common stock outstanding at any given time shall not include treasury shares, the issuance or sale of any such treasury shares shall be considered an issuance or sale of common stock for the purposes of this Section of this Convertible Debenture.

(f) Notwithstanding any provision herein to the contrary, **no** adjustment to either the Conversion Price or the number of Shares or Conversion Shares subject to this Convertible Debenture shall be made pursuant to this Section of this Convertible Debenture upon or by virtue of:

(i) the issuance or sale by the Company of the Conversion Shares or the exercise of the Convertible Debenture; or

(ii) the Company's granting of employee stock purchase options or the issuance of common stock pursuant thereto; or

(g) Other than as described in 6(a), (b) or (f), if the Company, after the date hereof, shall take any action affecting the shares of its common stock, which, in the good faith opinion of the Board of Directors of the Company, would materially affect the rights of the holder of the Convertible Debenture, then the Conversion Price and the numbers of Conversion Shares obtainable upon exercise of the Convertible Debenture shall be adjusted in such manner, if any, at any such time as the Board of Directors of the Company, may determine to be equitable in the circumstances. Failure of the Board of Directors of the Company to consider (in minutes or a unanimous consent) an adjustment prior to the effective date of any action by the Company

affecting the common stock shall be conclusive evidence that the Board of Directors of the Company has determined that no adjustment be made in the circumstances.

(h) The form of the Convertible Debenture need not be changed because of any change pursuant to this Section of this Convertible Debenture and any Convertible Debenture issued after such change may state the same Conversion Price and the same number of shares as is stated in this Convertible Debenture.

11. Restrictive Legends. The Conversion Option Certificates, any certificates representing the Shares underlying the Options and any of the other securities issuable upon exercise of the Conversion Options shall bear the following restrictive legend: The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

12. Reduction of Conversion Price and/or Extension of Conversion Period of Convertible Debentures. The Company shall have the right at any time or times, to reduce the Conversion Price of the Convertible Debenture and/or extend the period in which to exercise such Convertible Debenture upon 20 days' prior written notice to each of the holders of outstanding Convertible Debenture.

13. Survival. The various rights and obligations of the Holder hereof and of the Company as set forth in this Convertible Debenture shall survive the exercise of the Warrants represented hereby and the surrender of this Convertible Debenture. The Holders of this Convertible Debenture shall, if requested by the Company, deliver to the Company its written acknowledgment of its continuing obligations hereunder

14. Use of Proceeds – In conjunction with the execution of this Convertible Debenture, the Company has executed convertible debentures materially similar to this Convertible Debenture, in the aggregate amount of $440,000 (four hundred and forty thousand US Dollars) (together: **Aggregate Proceeds**"). The Company hereby undertakes to use the Aggregate Proceeds in accordance with the Use of Proceeds attached as **Schedule 14** hereto. In order to ensure the above, the Company has executed the Escrow Agreement attached as **Schedule 14A** hereto.

15. Notice. All notices required by this Convertible Debenture to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

16. Successor in Interest. The amount due under this Convertible Debenture, and any and all conversion rights hereunder, shall follow and become the obligation of any successor company in which the Maker is sold to, merged with or any other combination, including a swap of shares, totaling more than 50% of the issued and outstanding shares of the Maker.

17. **Governing Law.** This Convertible Debenture shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Note as of the date and year first indicated above.

Columbus Geographic Systems Ltd

By: ____________